Exhibit 7.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of O2Micro International Limited, including Ordinary Shares represented by American depositary shares, and that this joint filing agreement (this “Agreement”) be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other person making such filings, except to the extent that he knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 3, 2022.

/s/ Du Shyun-Dii Sterling
Du Shyun-Dii Sterling

[Signature page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 3, 2022.

/s/ Kuo Chuan-Chiung
Kuo Chuan-Chiung

[Signature page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 3, 2022.

FNOF Precious Honour Limited

By:	/s/ IP Kun Wan
Name: IP Kun Wan Title: Director

Right Dynamic Investments Limited

By:	/s/ IP Kun Wan
Name: IP Kun Wan Title: Director

[Signature page to Joint Filing Agreement]